Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF

MAO & COMPANY, CPAS, INC.

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated February 9, 2009 (except for the subsequent events as disclosed in note 16 and related stock split disclosure in notes 1 and 2, and related presentation in consolidated balance sheets and consolidated statements of income and comprehensive income, and shareholders’ equity, for which the date is May 15, 2009) with respect to the consolidated balance sheets of Tri-Tech Holding, Inc. as of December 31, 2008 and 2007, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2008. We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ MAO & COMPANY, CPAS, INC.
MAO & COMPANY, CPAS, INC.

Los Angeles, California

June 6, 2009